CUNO INCORPORATED

                            1996 STOCK INCENTIVE PLAN
                          (as amended to May 27, 1999)

                                    ARTICLE I
                                    ---------

                                  ESTABLISHMENT

          1.1 PURPOSE. The CUNO Incorporated 1996 Stock Incentive Plan ("Plan") is hereby established by CUNO Incorporated ("Company"). The purpose of this Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in this Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth.

                                   ARTICLE II
                                   ----------

                                   DEFINITIONS

          For purposes of this Plan, the following terms are defined as set forth below:

          2.1 "AFFILIATE" means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

          2.2 "AGREEMENT" or "AWARD AGREEMENT" means any agreement entered into pursuant to this Plan pursuant to which an Award is granted to a Participant.

          2.3  "ANNUAL  INCENTIVE  AWARD"  means an award  granted  pursuant  to
Article XI.

          2.4  "AWARD"  means  any  Stock  Option,   Stock  Appreciation  Right,
Restricted Stock, Deferred Stock, Performance Share or Annual Incentive Award granted to a Participant under the Plan.

          2.5 "BENEFICIARY" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefit specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means the person or persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          2.6 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company.

          2.7 "CAUSE" shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for Cause as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then Cause shall mean (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or (b) the Participant's act or omission constituting gross misconduct with respect to the Company or an Affiliate in any material respect.

          2.8 "CHANGE IN CONTROL" and "CHANGE IN CONTROL PRICE" have the meanings set forth in Sections 13.2 and 13.3, respectively.

          2.9 "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, final Treasury Regulations thereunder and any subsequent Internal Revenue Code.

          2.10 "COMMISSION" means the Securities and Exchange Commission or any successor agency.

          2.11 "COMMITTEE" means the person or persons appointed by the Board of Directors to administer this Plan, as further described herein; provided, however, the Committee shall consist of directors who are "disinterested" persons or "non-employees" within the meaning of Rule 16b-3 and each of whom is an "outside" director under Section 162(m) of the Code.

          2.12 "COMMON STOCK" means the shares of the regular voting Common Stock, $.001 par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Company which is designated for the purpose of this Plan.

          2.13 "COMPANY" means CUNO Incorporated, a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities all or substantially all of the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

          2.14 "COVERED EMPLOYEE" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

          2.15 "DEFERRED STOCK" means an award made pursuant to Article IX to receive Common Stock at the end of a specified period.

          2.16 "DISABILITY" means a mental or physical illness that entitles the Participant to receive benefits under the long term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred, while participating in a criminal offense. The determination of Disability shall be made by the Committee. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

          2.17 "EFFECTIVE DATE" means August 28, 1996.

          2.18 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          2.19 "EXTRAORDINARY TERMINATION OF EMPLOYMENT" means the Termination of Employment of the Participant due to death, Disability or Retirement.

          2.20 "FAIR MARKET VALUE" means the fair market value of Common Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value per share by Common Stock as of any date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which the Common Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

          2.21 "GRANT DATE" means the date that as of which an Award is granted pursuant to this Plan.

          2.22 "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.23 "NON-QUALIFIED STOCK OPTION" means an Option to purchase Common Stock in the Company granted under this Plan the taxation of which is pursuant to Section 83 of the Code.

          2.24 "OPTION PERIOD" means the period during which the Option shall be exercisable in accordance with the Agreement and Article VI.

          2.25 "OPTION PRICE" means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3.

          2.26 "PARTICIPANT" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under this Plan, and in the event a Representative is appointed for a
Participant or another person becomes a Representative, then the term "Participant" shall mean such Representative. The term shall also include a trust for the benefit of the Participant, a partnership the interest of which is by or for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with the Rule 16b-3 or the status of the Option as an Incentive Stock Option to the extent intended. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the employee.

          2.27 "PERFORMANCE SHARES" means a right, granted under Article X, to receive Awards based upon criteria specified by the Committee.

          2.28 "PLAN" means this CUNO Incorporated 1996 Stock Incentive Plan, as the same may be amended from time to time.

          2.29 "REPRESENTATIVE" means (a) a person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been transferred with the permission of the Committee or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

          2.30 "RESTRICTED STOCK" means an award of Common Stock under Article VIII that is subject to certain restrictions and a risk of forfeiture.

          2.31 "RETIREMENT" means the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such plan, and if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

          2.32 "RULE 16b-3 AND RULE 16a-1(c)(3)" means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under
Section 16 of the Exchange Act.

          2.33 "STOCK  APPRECIATION  RIGHT" means a right  granted under Article
VII.

          2.34 "STOCK OPTION" or "OPTION" means a right to purchase stock on specified conditions granted under Article VI.

          2.35 "TERMINATION OF EMPLOYMENT" means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, independent contractor, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or an Affiliate, including without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any person who is not an employee with respect to the Company or an Affiliate, the Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of this Plan. A transfer of employment from the Company to an Affiliate, or from an Affiliate to the Company, shall not be a Termination of Employment, unless expressly determined by the Committee. A Termination of Employment shall occur to an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

          In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

                                   ARTICLE III
                                   -----------

                                 ADMINISTRATION

          3.1 COMMITTEE STRUCTURE AND AUTHORITY. This Plan shall be administered by the Committee which shall be comprised of one or more persons. The Committee shall be the Compensation Committee of the Board of Directors, unless such committee does not exist or the Board establishes a committee whose purpose is the administration of this Plan. In the absence of an appointment, the Board or the portion that qualifies as the Committee shall be the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under this Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of it members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

          Among other things, the Committee shall have the authority, subject to the terms of this Plan:

          (a) to select those persons to whom Awards may be granted from time to time;

          (b) to determine whether and to what extent Awards are to be granted hereunder;

          (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

          (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation; any exercise acceleration or forfeiture waiver or any performance criteria regarding any Award and the shares of Common Stock relating thereto);

          (e) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 14.1;

          (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

          (g) to determine under what circumstances an Award may be settled in cash or Common Stock;

          (h) to provide for the forms of Agreement to be utilized in connection with this Plan;

          (i) to determine whether a Participant has a Disability or a Retirement;

          (j) to determine what securities law requirements are applicable to this Plan, Awards, and the issuance of shares of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

          (k) to cancel, with the consent of the Participant or as otherwise provided in this Plan or an Agreement, outstanding Awards;

          (l) to interpret and make a final determination with respect to the remaining number of shares of Common Stock available under this Plan;

          (m) to require as a condition of the exercise of an Award or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

          (n) to determine whether and with what effect an individual has incurred at Termination of Employment;

          (o) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

          (p) to determine the restrictions or limitations on the transfer of Common Stock;

          (q) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under this Plan or the terms of an Agreement;

          (r) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements;

          (s) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and

          (t) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

          The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement) and to otherwise supervise the administration of this Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times or to different Participants.

          Any determination made by the Committee pursuant to the provisions of this Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express terms of this Plan or Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.

                                   ARTICLE IV
                                   ----------

                              STOCK SUBJECT TO PLAN

          4.1 NUMBER OF SHARES. Subject to the adjustment under Section 4.6, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under this Plan shall be 1,700,000 shares of Common Stock authorized for issuance on the Effective Date, plus any unused shares under, or shares allocated by the Committee from, the Company's Non-Employee Directors' Stock Option Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          4.2 RELEASE OF SHARES. The Committee shall have full authority to determine the number of shares of Common Stock available for Award, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to an Award, any shares of Common Stock subject to any Award that are forfeited, any Award that otherwise terminates without issuance of shares of Common Stock being made to the Participant, or any shares (whether or not restricted) of Common Stock that are received by the Company in connection with the exercise of an Award including the satisfaction of any tax liability or the satisfaction of a tax withholding obligation. If any shares could not again be available for Awards to a particular Participant under any applicable law, such shares shall be available exclusively for Awards to Participants who are not subject to such limitations.

          4.3 RESTRICTIONS ON SHARES. Shares of Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award Agreement. The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash or other property prior to (i) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (ii) the completion of any registration or qualification of such shares under federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (iii) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction with respect to the exercise of an Award. The Company may cause any certificate for any share of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

          4.4 STOCKHOLDER RIGHTS. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable time in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

          4.5 BEST EFFORTS TO REGISTER. If there has been a Public Offering, the Company will register under the Securities Act the Common Stock delivered or deliverable pursuant to Awards on Commission Form S-8 if available to the Company for this purpose (or any successor or alternate form that is substantially similar to that form to the extent available to effect such registration), in accordance with the rules and regulations governing such forms, as soon as such forms are available for registration to the Company for this purpose. The Company will use its best efforts to cause the registration statement to become effective as soon as possible and will file such supplements and amendments to the registration statement as may be necessary to keep the registration statement in effect until the earliest of (a) one year following the expiration of the last relevant period of the last Award outstanding, (b) the date the Company is no longer a reporting company under the Exchange Act and
(c) the date all Participants have disposed of all shares of Common Stock delivered pursuant to any Award. The Company may delay the foregoing obligation if the Committee reasonably determines that any such registration would materially and adversely affect the Company's interests or if there is no material benefit to Participants.

          4.6 ANTI-DILUTION. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under this Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that the Committee may limit any such adjustment so as to maintain the deductibility of the Awards under Section 162(m) of the Code, and that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

                                    ARTICLE V
                                    ---------

                                   ELIGIBILITY

          5.1 ELIGIBILITY. Except as herein provided, the persons who shall be eligible to participate in this Plan and be granted Awards shall be those persons who are officers, employees or consultants of the Company or any subsidiary, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its subsidiaries. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the person's contributions to the Company and its subsidiaries, the value of the individual's service to the Company and its subsidiaries and such other factors deemed relevant by the Committee. The Committee may designate any person who is not eligible to participate in this Plan if such person would otherwise be eligible to participate in this Plan (and members of the Committee are expressly excluded from participation to the extent necessary for purposes of Rule 16b-3, Section 162(m) of the Code or any other legal reason).

                                   ARTICLE VI
                                   ----------

                                  STOCK OPTIONS

          6.1 GENERAL. The Committee shall have authority to grant Options under this Plan at any time or from time to time. Stock Options may be granted alone or in addition to other Awards and may be either Incentive Stock Options or Non-Qualified Stock Options. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including without limitation, payment of the Option Price. During any three-calendar-year period, Options for no more than one-half of all shares of Common Stock available for grant under the Plan shall be granted to any Participant.

          6.2 GRANT AND EXERCISE. The grant of a Stock Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in the form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan. Such Agreement shall become effective upon execution by the Participant. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary (as such terms are defined in Section 424 of the Code) on the Grant date shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

          6.3 TERMS AND CONDITIONS. Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

                    (a) OPTION PERIOD. The Option Period of each Stock Option shall be fixed by the Committee; provided that no Non-Qualified Stock Option shall be exercisable more than fifteen (15) years after the date the Stock Option is granted. In the case of an Incentive Stock Option, the Option Period shall not exceed ten (10) years from the date of grant or five (5) years in the case of an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code). No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years from the date of this Plan is adopted by the Company or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

                    (b) OPTION PRICE. The Option Price per share of the Common Stock purchasable under an Option shall be determined by the Committee. If such Option is intended to qualify as an Incentive Stock Option, the Option Price per share shall not be less than the Fair Market Value per share on the date the Option is granted, or where granted to an individual who owns or who is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), not less than one hundred ten percent (110%) of such Fair Market Value per share. Notwithstanding anything contained herein to the contrary, no option granted hereunder shall be repriced at an exercise price less than the price of the original grant without such repricing being approved by shareholders of the Company not later than one year following such repricing.

                    (c) EXERCISABILITY. Subject to Section 13.1, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Stock Option. If the Committee intends that an Option be an Incentive Stock Option, the Committee shall, in its discretion, provide that the aggregate Fair Market Value (determined at the Grant Date) of Incentive Stock Option which is exercisable for the first time during the calendar year shall not exceed $100,000.

                    (d) METHOD OF EXERCISE.  Subject to the  provisions  of this
          Article VI, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee (including approval at the time of exercise), payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with Section 6.3(e); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); (v) by certifying ownership of shares of Common Stock owned by the Participant to the satisfaction of the Committee for later delivery to the Company as specified by the Company; or (vi) by any combination of the foregoing. If payment of the Option Price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of Restricted Stock or Deferred Stock used for payment of the Option Price shall be subject to the same forfeiture restrictions or deferral limitations to which such Restricted Stock or Deferred Stock was subject, unless otherwise determined by the Committee. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. No shares of Common Stock shall be issued until full payment therefor, as determined by the Committee, has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using Restricted Stock or Deferred Stock, a Participant shall have all of the rights of a stockholder of the Company holding the class of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and such shares have been recorded on the Company's official stockholder records as having been issued and transferred.

                    (e) COMPANY LOAN OR GUARANTEE. Upon the exercise of any Option and subject to pertinent Agreement and the discretion of the Committee, the Company may at the request of the Participant:

          (i) lend to the Participant, an amount equal to such portion of the Option Price as the Committee may determine; or

          (ii) guarantee a loan obtained by the Participant from a third party for the purpose of tendering the Option Price.

               The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the Participant and any security interest thereunder, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Award, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

                    (f) NON-TRANSFERABILITY OF OPTIONS. Except as provided herein or in an Agreement and then only consistent with the intent that the Option be an Incentive Stock Option, no Stock Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution or by a designation of beneficiary effective upon the death of the Participant, and all Stock Options shall be exercisable during the Participant's lifetime only by the

          Participant. If and to the extent transferability is permitted by Rule 16b-3 and except as otherwise provided herein or by an Agreement, every Option granted hereunder shall be freely transferable, but only if such transfer does not result in liability under Section 16 of the Exchange Act to the Participant or other Participants and is consistent with registration of the Option and sale of Common Stock on Form S-8 (or a successor form) or the Committee's waiver of such condition.

          6.4 TERMINATION BY REASON OF DEATH. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

          6.5 TERMINATION BY REASON OF DISABILITY. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to a Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable by the Participant for the period of one (1) year (or such other period or no period as the Committee may specify) immediately following the date of such Termination of Employment or until the expiration of the Option Period, whichever period is shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

          6.6 OTHER TERMINATION. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death, Disability or with Cause), any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the three-month period commencing with the date of such Termination of Employment or until the expiration of the Option Period. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment which is either (a) voluntary on the part of the Participant (and is not due to Retirement) or (b) with Cause, the Option shall terminate immediately. Unless otherwise provided in an Agreement or determined by the Committee, the death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the exercisability of the time permitted to exercise an Option.

          6.7 CASHING OUT OF OPTION. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of Common Stock subject to the Option on the effective date of such cash out.

                                   ARTICLE VII
                                   -----------

                            STOCK APPRECIATION RIGHTS

          7.1 GENERAL. The Committee shall have authority to grant Stock Appreciation Rights under this Plan at any time or from time to time. Subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor in shares of the Common Stock, cash or a combination thereof as herein provided, the amount described in
Section 7.3(b).

          7.2 GRANT. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Stock Option, and the exercise of the Stock Option will result in cancellation of a corresponding portion of the Stock Appreciation Right. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right may also be granted on a stand-alone basis. The grant of a Stock Appreciation Right shall occur as of the date the Committee determines. Each Stock Appreciation Right granted under this Plan shall be evidenced by an Agreement, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the terms and conditions set forth in this Plan. During any three-calendar-year period, no more Stock Appreciation Rights shall be granted to any Participant than the number of Options that may be granted to any Participant under Section 6.1.

          7.3 TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

                    (a) PERIOD AND EXERCISE. The term of a Stock Appreciation Right shall be established by the Committee. If granted in conjunction with a Stock Option, the Stock Appreciation Right shall have a term which is the same as the Option Period and shall be exercisable only at such time or times and to the extent the related Stock Options would be exercisable in accordance with the provisions of Article VI. A Stock Appreciation Right which is granted on a stand alone basis shall be for such period and shall be exercisable at such times and to the extent provided in an Agreement. Stock Appreciation Rights shall be exercised by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised.

                    (b) AMOUNT. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or both as determined by the Committee or as otherwise permitted in an Agreement equal in value to the excess of the Fair Market Value per share of Common Stock over the Option Price per share of Common Stock specified in the related Agreement multiplied by the number of shares in respect of which the Stock Appreciation Right is exercised. In the case of a Stock Appreciation Right granted on a stand-alone basis, the Agreement shall specify the value to be used in lieu of the Option Price per share of Common Stock. The aggregate Fair Market Value per share of the Common Stock shall be determined as of the date of the exercise of such Stock Appreciation Right.

                    (c) SPECIAL RULES. In the case of Stock Appreciation Rights relating to Stock Options held by Participants who are actually or potentially subject to Section 16(b) of the Exchange Act to the extent required by Rule 16b-3:

          (i) The Committee may require that such Stock Appreciation Rights be exercised only in accordance with the provisions of Rule 16b-3; and

          (ii) The Committee may provide that the amount to be paid upon exercise of such Stock Appreciation Rights (other than those relating to Incentive Stock Options) shall be based on the highest mean sales price of the Common Stock on the principal exchange on which the Common Stock is traded, NASDAQ or other relevant market for determining value; and

                    (d) NON-TRANSFERABILITY OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be transferable only when and to the extent that a Stock Option would be transferable under this Plan unless otherwise provided in an Agreement.

                    (e) TERMINATION. A Stock Appreciation Right shall terminate at such time as a Stock Option would terminate under this Plan, unless otherwise provided in an Agreement.

                    (f) EFFECT ON SHARES UNDER THIS PLAN. To the extent required by Rule 16b-3, upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such

          Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4.2 on the number of shares of Common Stock to be issued under this Plan, but only to the extent of the number of shares of Common Stock covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                    (g) INCENTIVE STOCK OPTION. A Stock Appreciation Right granted in tandem with an Incentive Stock Option shall not be exercisable unless the Fair Market Value of the Common Stock on the date of exercise exceeds the Option Price. In no event shall any amount paid pursuant to the Stock Appreciation Right exceed the difference between the Fair Market Value on the date of exercise and the Option Price.

                                  ARTICLE VIII
                                  ------------

                                RESTRICTED STOCK

          8.1 GENERAL. The Committee shall have authority to grant Restricted Stock under this Plan at any time or from time to time. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares of Restricted Shares to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate (including a division or department of the Company or an Affiliate) for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to any Participant.

          8.2 AWARDS AND CERTIFICATES. Notwithstanding the limitations on issuance of shares of Common Stock otherwise provided in this Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

          8.3 TERMS AND CONDITIONS. Shares of Restricted Stock shall be subject to the following terms and conditions:

                    (a) LIMITATIONS ON TRANSFERABILITY. The purchase price for shares of Restricted Stock shall be set by the Committee and may be zero. Subject to the provisions of this Plan and the Agreement, during a period set by the Committee, commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any interest in shares of Restricted Stock. Unless otherwise determined by the Committee, awards of Restricted Stock must be accepted by a Participant within a period of 60 days (or such shorter periods as the Committee may specify at grant) after the Grant Date, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The Participant shall not have any rights with respect to such Award, unless and until such Participant has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                    (b) RIGHTS. Except as provided in Section 8.3(a), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee and subject to this Plan, cash dividends on the class of Common Stock that is the subject of the Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock, and dividends on the class of Common Stock that is the subject of the Restricted Stock payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock on which such dividend was paid.

                    (c) CRITERIA. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

                    (d) FORFEITURE. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment during the Restriction Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock. Except to the extent otherwise provided in the applicable Agreement and this Plan, upon a Participant's Termination of Employment for any reason during the Restriction Period other than death or Disability, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

                    (e) DELIVERY. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

                    (f) ELECTION. A Participant may elect to further defer receipt of the Restricted Stock for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made one
          (1) year prior to completion of the Restriction Period.

                                   ARTICLE IX
                                   ----------

                                 DEFERRED STOCK

          9.1 GENERAL. The Committee shall have authority to grant Deferred Stock under this Plan at any time or from time to time. Shares of Deferred Stock may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the persons to whom and the time or times at which Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any Participant, the duration of the period (the "Deferral Period") prior to which the Common Stock will be delivered, and the conditions under which receipt of the Common Stock will be deferred and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate, including a division or department of the Company or an Affiliate for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Deferred Stock Awards need not be the same with respect to any Participant.

          9.2 TERMS AND CONDITIONS. Deferred Stock Awards shall be subject to the following terms and conditions.

                    (a) LIMITATIONS ON TRANSFERABILITY. Subject to the provisions of this Plan and except as may otherwise be provided in an Agreement, neither Deferred Stock Awards, nor any interest therein, may be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period as defined in Section 9.2(e), where applicable), the Committee may elect to deliver Common Stock, cash equal to the Fair Market Value of such Common Stock or a combination of cash and Common Stock, to the Participant for the shares covered by the Deferred Stock Award.

                    (b) RIGHTS. Unless otherwise determined by the Committee and subject to this Plan, cash dividends on the Common Stock that is the subject of the Deferred Stock Award shall be automatically deferred and reinvested in additional Deferred Stock, and dividends on the Common Stock that is the subject of the Deferred Stock Award payable in Common Stock shall be paid in the form of Deferred Stock of the same class as the Common Stock on which such dividend was paid.

                    (c) CRITERIA. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of deferral limitations in installments and may accelerate the vesting of all or any part of any Award and waive the deferral limitations for all or any part of such Award.

                    (d) FORFEITURE. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment during the Deferral Period due to death or Disability, the restrictions shall lapse and the Participant shall be fully vested in the Deferred Stock. Unless otherwise provided in an Agreement or determined by the Committee, upon a Participant's Termination of Employment for any reason during the Deferral Period other than death or Disability, the rights to the shares still covered by the Award shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all of such Participant's Deferred Stock.

                    (e)  ELECTION.  A  Participant  may elect to  further  defer receipt of the Deferred Stock payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at one (1) year prior to completion of the Deferral Period for the Award.

                                    ARTICLE X
                                    ---------

                               PERFORMANCE SHARES

          10.1 GENERAL. Subject to the terms and conditions described below, Performance Shares may be granted to any Participant at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant; provided, however, that no Participant who is a Covered Employee may earn more than one half the number of shares of Common Stock reserved under the Plan as Performance Shares with respect to any Performance Period (as defined below).

          10.2 PRICE. The purchase price for Performance Shares shall be zero unless otherwise specified by the Committee.

          10.3 PERFORMANCE SHARE AGREEMENT. Subject to the provisions of this Plan, all the terms and conditions of an Award of Performance Shares shall be determined by the Committee in its discretion and shall be confirmed by a Performance Share Award Agreement which shall be executed by the Company and the Participant. Not later than the date required or permitted for "qualified performance-based compensation" under Code Section 162(m), the Committee shall determine the Participants who are Covered

Employees who will potentially receive individual Performance Share Awards for the Performance Period and the amount or method for determining the amount of such Participant's number of Performance Shares.

          10.4 PERFORMANCE PERIODS. Any time period (the "Performance Period") relating to a Performance Share Award (commencing with the Grant Date) shall be at least two calendar or Company fiscal years in length unless otherwise provided by the Committee.

          10.5 PERFORMANCE GOALS. Not later than the date required or permitted for "qualified performance-based compensation" under Section 162(m), the Committee shall establish in writing the performance goals ("Performance Goals") for such Performance Period, which shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit or income, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify; extraordinary, unusual or nonrecurring items; effects of accounting changes; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiates; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the correspondence performance goal has been achieved, whichever will produce the higher Award. The Committee may, in its discretion, vary the terms and conditions of any Performance Share Award, including, without limitation, the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a Covered Employee with respect to the Company. In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

          10.6 EARNING OF PERFORMANCE SHARES. After the applicable Performance Period shall have ended, the Committee shall certify the extent to which the established Performance Goals have been achieved. The retention of Performance Shares shall be a direct function of the extent to which the Company's Performance Goals have been achieved. A Participant may earn more or less than the number of Performance Shares originally awarded, or no Performance Shares at all. Performance Shares shall be paid in the form of Company Stock. Unrestricted certificates representing such number of shares of Common Stock as equals the number of Performance Shares earned under the Award shall be delivered to the Participant as soon as practicable after the end of the applicable Performance Period. Participants shall also be entitled to any dividends or other distributions that have been or would have been paid or earned in respect of such shares of Common Stock during the period from the initial award date to the final payout on the Performance Shares, and may be paid in the form of Common Stock. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest. All determinations by the Committee as to the establishment of Performance Goals and potential Awards related to such Performance Goals and as to the achievement of Performance Goals relating to such Awards, and the number of any Performance Shares shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Awards.

          10.7 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT OR AT THE REQUEST OF THE COMPANY WITHOUT CAUSE. In the event of an Extraordinary Termination of Employment or a Termination of Employment by the Company without Cause during a Performance Period, the Participant shall receive a prorated payout with respect to the Performance Shares relating to such Performance Period. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Shares during the Performance Period and based upon the achievement of the established Performance Goals. Distribution of earned Performance Shares shall be made at the same time payments are made to Participants who did not incur a Termination of Employment during the applicable Performance Period.

          10.8 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 10.7, all Performance Shares shall be forfeited by the Participant to the Company.

          10.9 NON-TRANSFERABILITY. Unless otherwise provided in an Agreement, Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or a Representative.

                                   ARTICLE XI
                                   ----------

                             ANNUAL INCENTIVE AWARDS

          11.1 ELIGIBILITY. Participants designated by the Committee shall be eligible for an Annual Incentive Award, the amount of which will be based on the satisfaction of specified bonus targets ("Award Targets"). Not later than the date required as permitted for "qualified performance-based compensation" under Code, Section 162(m), the Committee shall establish in writing (i) the Award Targets and (ii) the Annual Incentive Awards which may be earned by Participants, based upon the extent to which the Award Targets are achieved ("Award Opportunities"). The Award Targets and Award Opportunities shall be confirmed in Agreements between the Company and the Participants. The Award Targets shall be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine: sales, net asset turnover, earnings per share, cash flow, cash flow from operations, operating profit or income, net income, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items; effects of accounting changes; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiates; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant's Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. Unless the Committee determines otherwise for any Performance Period, extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the Award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved, whichever will produce the higher Award. The Committee may specify the amount of the individual Award as a percentage of such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such relationship criteria. With respect to any Performance Period, the Committee may establish an aggregate limit or individual with respect to the value of the Awards.

          11.2 EARNING OF ANNUAL INCENTIVE AWARDS. After the applicable fiscal year shall have ended, the Committee shall certify in writing, the extent to which the established Award Targets have been achieved. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Bonus Award, including a determination to make no final Award whatsoever, but the Committee may not exercise discretion to increase any such amount in the case of an individual Award with respect to a Covered Employee intended to qualify under Code Section 162(m). Unless otherwise determined by the Committee, during a Performance Period, an Award shall be payable under this Plan to the Participant who incurs an Extraordinary Termination of Employment or a Termination of Employment by the Company without cause, which shall be adjusted, pro rata, for the period of time during the year the Participant actually worked. Unless otherwise provided by the Committee, a Participant who incurs a Termination of Employment other than an Extraordinary Termination of employment or a Termination of Employment by the Company with Cause prior to the end of the Performance Period shall not be entitled to any Award under the Performance Period. Subsequently, the Committee shall calculate the Annual Incentive Award (if any) for each Participant, based upon the Award Opportunities established by the Committee prior to the beginning of the applicable year. Each Annual Incentive Award shall be solely a function of the degree to which the established Award Targets have been achieved.

          11.3 PAYMENTS AND ELECTION. Participants may elect to receive Annual Incentive payouts in cash, Common Stock, Deferred Stock, Restricted Stock or a combination of the foregoing, provided that any election for payment in Common Stock is subject to the approval of the Committee. Payouts with respect to a fiscal year will be made within seventy-five (75) days of the end of such year. To elect the payout of a portion of an Annual Incentive Award in Common Stock, a Participant must inform the Committee in writing prior to the start of the fiscal year with respect to which payout would be made or at such other time as the Committee may permit. Unless modified by the Committee before the beginning of a fiscal year of the Company, terms and conditions of Deferred or Restricted Stock payouts shall include the following:

                    (a) Any portion of an Annual Incentive Award can be elected for payout in Deferred or Restricted Stock, either in a dollar amount or as a percentage of the total Annual Incentive Award.

                    (b) Deferred or Restricted Stock will be issued on the same date that cash payouts would be made, based on the closing price of the Common Stock as of the date of the award ("Closing Price") on the principal exchange on which the Common Stock shall then be listed or quoted.

                    (c) Deferred or Restricted Stock will be issued pursuant to, and shall be subject to, the terms and conditions contained in this Plan. Unless otherwise agreed, the Deferral Period or Restriction Period, respectively, will be for a period determined by the Committee of at least three (3) years in duration, after which time the Common Stock will be distributed or released to the Participant.

                    (d) The number of shares of Deferred Stock or Restricted Stock granted to a Participant will equal the product of (A) such number of shares of Common Stock as have an aggregate closing price equal to the dollar amount of the Annual Incentive Award elected to be received in the form of Deferred Stock or Restricted Stock, multiplied by (B) a factor greater than 1.00 but less than or equal to 1.30, as determined by the Committee prior to the beginning of the Company's applicable fiscal year.

                    (e) If the Participant incurs a Termination of Employment by reason of death, Disability, or Retirement or by the Company without Cause, the Committee, at its discretion, may provide for waiver of all, or a portion of the deferrals or restrictions applicable to such Awards. If the Participant incurs a Termination of Employment for any other reason, the shares of Deferred or Restricted Stock may be forfeited.

          11.4 AMENDMENT OF AWARDS. The Committee has discretion, subject to the Plan's constituting a plan of performance-based compensation under Code Section 162(m), to vary the terms and conditions of any Annual Incentive Award, including, without limitation, the Award Targets, without shareholder approval, as applied to any Participant who is not a "covered employee" with respect to the Company as defined in Section 162(m) of the Code.

          11.5 PERFORMANCE THRESHOLD. The Committee may establish minimum levels of Company performance which must be achieved during a fiscal year before any Annual Incentive Awards shall be paid to Participants.

          11.6 MAXIMUM AWARDS. The Committee may establish guidelines governing the maximum Annual Incentive Awards that may be earned by Participants (either in the aggregate, by employee class or among individual Participants), provided that no Participant may receive an Annual Incentive Award in an amount (including the value of any Common Stock constituting any portion of such Annual Incentive Awards) of greater than $1,500,000 with respect to any fiscal year of the Company.

                                   ARTICLE XII
                                   -----------

             PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THIS PLAN

          12.1 LIMITED TRANSFER DURING OFFERING. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an exercise of an Award.

          12.2 NO COMPANY OBLIGATION. None of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company's purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

                                  ARTICLE XIII
                                  ------------

                          CHANGE IN CONTROL PROVISIONS

          13.1 IMPACT OF EVENT. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control (as defined in Section 13.2), the Committee shall have full discretion, notwithstanding anything herein or in an Agreement to the contrary, to do any or all of the following with respect to an outstanding Award:

                    (a) to provide that the Stock Options and Stock Appreciation Rights outstanding as of the date of the Change in Control which are not then exercisable shall become fully exercisable to the full extent of the original grant;

                    (b) to provide that the restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock or other Award shall lapse, and such Restricted Stock, Deferred Stock or other Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

                    (c) to deem any performance goal or other condition with respect to any Performance Shares or Annual Incentive Award to have been satisfied in full, and such Award shall be fully distributable;

                    (d) to cause any Award to be cancelled, provided notice of at least 15 days thereof is provided before the date of cancellation;

                    (e) to provide that the securities of another entity be substituted hereunder for the Common Stock and to make equitable adjustment with respect thereto;

                    (f) to grant the Participant the right to elect by giving notice during a set period of time from and after a Change in Control to surrender all or part of a stock-based Award to the Company and to receive cash in an amount equal to the amount by the "Change in Control Price" (as defined in Section 13.3) per share of the Common Stock on the date of the election exceeds the amount the Participant must pay to exercise the Award per share of Common Stock under the Award (the "Spread") multiplied by the number of shares of Common Stock granted under the Award; and

                    (g) to take any other action the Committee determines to take.

          13.2 DEFINITION OF CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall mean the happening of any of the following events:

                    (a) The  acquisition  by any  individual,  entity  or  group
          (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
          (ii) and (iii) of subsection (c) of this Section 13.2;

                    (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                    (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting
          Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
          (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                    (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          13.3 CHANGE IN CONTROL PRICE. For purposes of this Plan, "Change in Control Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or a Corporate Transaction, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

                                   ARTICLE XIV
                                   -----------

                                  MISCELLANEOUS

          14.1  AMENDMENTS  AND  TERMINATION.  The  Board  may  amend,  alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (a) made to avoid an expense charge to the Company or an Affiliate, (b) made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (c) made to permit the Company or an Affiliate a deduction under the Code. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as the Board and further subject to any approval or limitations the Board may impose.

          Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

          14.2 UNFUNDED STATUS OF PLAN. It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

          14.3 STATUS OF AWARDS UNDER CODE SECTION 162(M). It is the intent of the Company that Awards granted to persons who are Covered Employees within the meaning of Code Section 162(m) shall constitute "qualified performance-based compensation" satisfying the requirements of Code Section 162(m). Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Code
Section 162(m). If any provision of the Plan or any agreement relating to such an Award does not comply or is inconsistent with the requirements of Code
Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

          14.4 GENERAL PROVISIONS.

                    (a) REPRESENTATION. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

                    (b) NO ADDITIONAL OBLIGATION. Nothing contained in this Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

                    (c) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. To the extent permitted by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

                    (d) REINVESTMENT. The reinvestment of dividends in additional Deferred or Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available for such reinvestment (taking into account then outstanding Options and other Awards).

                    (e) REPRESENTATION. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

                    (f) CONTROLLING LAW. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). This Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

                    (g) OFFSET. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

                    (h) FAIL-SAFE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or Rule 16a-1(c)(3), as applicable. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 or Rule
          16a-1(c)(3) to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

                    (i) RIGHT TO CAPITALIZE. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidation, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          14.5 MITIGATION OF EXCISE TAX. Subject to any other agreement between the Participant and the Company or an Affiliate, if any payment or right accruing to a Participant under this Plan (without the application of this Section 14.5), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 14.5 shall apply with respect to any person only if after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only federal income taxes.

          14.6 RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

          14.7 AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER CORPORATIONS. Awards may be granted under this Plan from time to time in substitution for awards in respect of other plans of other entities. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

          14.8 PROCEDURE FOR ADOPTION. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt this Plan for the benefit of its employees as of the date specified in the board resolution.

          14.9 PROCEDURE FOR WITHDRAWAL. Any Affiliate which has adopted this Plan may, by resolution of the board of directors of such direct or indirect subsidiary, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of this Plan.

          14.10 DELAY. If at the time a Participant incurs a termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under this Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, or the period for exercise of a Stock Appreciation Right as provided in the Agreement, whichever is shorter. The Company shall have the right to suspend or delay any time period described in this Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company. The Committee shall have the discretion to suspend the application of the provisions of this Plan required solely to comply with Rule 16b-3 if the Committee shall determine that Rule 16b-3 does not apply to this Plan.

          14.11 HEADINGS. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

          14.12 SEVERABILITY. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

          14.13 SUCCESSORS AND ASSIGNS. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

          14.14 ENTIRE AGREEMENT. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and the Agreement, the terms and conditions of the Agreement shall control.





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